UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2023

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38417	82-2418815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 618-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2023, BurgerFi International, Inc., a Delaware corporation (the “Company”), and Plastic Tripod, Inc., a Delaware corporation and a subsidiary of the Company (“Plastic Tripod”, and together with the Company, the “Borrowers”), further amended their credit facilities under their existing Credit Agreement, dated as of December 15, 2015, by and among the Borrowers, the subsidiary guarantors party thereto (collectively, the “Guarantors”), Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuing bank (in such capacity, the “Administrative Agent”), Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Bag, LP, as a lender and the other lenders party thereto (collectively, the “Lenders”), as amended from time to time, by entering into that certain Fourteenth Amendment to Credit Agreement, dated as of February 1, 2023 (the “Fourteenth Amendment”), by and among the Borrowers, the Guarantors, Administrative Agent and the other Lenders party thereto (as amended from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have meaning assigned to them in the Credit Agreement.

Under the terms of the Fourteenth Amendment, the Company and its lenders agreed to revise the covenant in the Credit Agreement established in the Thirteenth Amendment, which obligated the Company to obtain $5,000,000 (the “Initial New Capital Infusion”) in net cash proceeds from the issuance of unsecured subordinated debt by not later than January 30, 2023 (the “Initial New Capital Infusion Covenant”). Specifically, the Fourteenth Amendment amended the Initial New Capital Infusion Covenant to provide that, not later than February 24, 2023, the Company will obtain $5,000,000 of new indebtedness through the Initial New Capital Infusion, and exchange $10,000,000 of existing debt from the delayed draw term loan portion of the existing credit facility for $10,000,000 in new junior subordinated secured debt, resulting in the Company holding $15,000,000 in junior subordinated secured debt, on terms reasonably acceptable to the Required Lenders, including, without limitation, that (i) such indebtedness shall not mature until at least two (2) years after the maturity date of the credit facility of September 30, 2025; (ii) no payments of cash interest shall be made on such indebtedness until after the repayment in full of the obligations under the credit facility; and (iii) no scheduled or voluntary payments of principal shall be made until after the repayment in full of the obligations under the credit facility. Such indebtedness shall be incurred outside the Credit Agreement, shall be secured by a second lien on the collateral subordinate only to the liens in favor of the collateral agent for the benefit of the holders of the obligations under the credit facility and shall be subject to the terms of an intercreditor agreement reasonably acceptable to the Required Lenders.

The Fourteenth Amendment also provides for a waiver by the Required Lenders of any failure by the Company to comply with the Initial New Capital Infusion Covenant, as well as a change to the minimum liquidity covenant, revising the minimum liquidity requirement for the month ending January 30, 2023 to be at least $8,000,000.

The foregoing description of the Fourteenth Amendment is intended only as a summary and is qualified in its entirety by reference to the actual terms of the Fourteenth Amendment attached to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourteenth Amendment to Credit Agreement, dated February 1, 2023, by and among BurgerFi International, Inc., BurgerFi International, Inc.’s subsidiaries, Plastic Tripod, Inc., the subsidiary guarantors party thereto, Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuance bank, Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Back, LP as a lender and the other lenders party from time to time thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2023

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp Chief Legal Officer and Corporate Secretary

4